Exhibit 99.1

Symyx Technologies Reports Second Quarter 2009 Financial Results

SUNNYVALE, Calif., July 29, 2009 -- Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the second quarter ended June 30, 2009.

Second Quarter 2009:

--Revenue: $36.6 million
--GAAP loss per share: $0.04
--Non-GAAP diluted earnings per share: $0.03
--EBITDA: $3.6 million
--Cash and cash equivalents: $84.9 million, a sequential increase of $3.1 million

Second quarter revenue was $36.6 million, compared with $40.7 million for the second quarter of 2008. Symyx Software revenue decreased 14% compared with the same quarter a year ago due to significantly lower consulting services revenue, and to a lesser degree, lower content subscription and licensing revenue. Symyx High Productivity Research (HPR) revenue declined 4%, due principally to lower research services revenue.

GAAP net loss for the second quarter of 2009 was $1.2 million, or $0.04 per share, compared with a net loss of $1.5 million, or $0.05 per share, for the comparable quarter last year. Results for the second quarter of 2009 reflect continued cost management and expense reductions.

Non-GAAP net income for the second quarter of 2009 was $1.0 million, or $0.03 per diluted share, compared with non-GAAP net income for the same period a year ago of $0.5 million, or $0.02 per diluted share. Second quarter 2009 EBITDA was $3.6 million, or 10% of revenue, an improvement over $1.7 million, or 4% of revenue, for the second quarter of 2008. Reconciliations of Symyx’s non-GAAP and GAAP results and the company’s EBITDA calculations are provided in the financial statements portion of this news release.

Symyx ended the second quarter of 2009 with cash and cash equivalents of $84.9 million, up from $66.4 million at December 31, 2008. Cash improved by $3.1 million from the prior quarter.

"While business conditions continue to be challenging, we are pleased that second quarter revenue exceeded the high end of our forecasted revenue range. Our efforts to extract greater operating efficiencies yielded better-than-anticipated non-GAAP diluted earnings per share,” said Isy Goldwasser, Symyx’s chief executive officer.

“Sales of our enterprise Electronic Lab Notebook (ELN) continue to expand. During the quarter, we secured a multi-million dollar commitment from a third top 15 pharmaceutical company for our ELN platform. Bookings for Symyx Software were healthy in the second quarter, and we are steadily building backlog for a strong 2010 for our largest business unit.”

"Symyx continues to hold the line on expenses and is focusing on achieving its bottom line goals despite a tough environment," said Rex Jackson, Symyx's chief financial officer. "For the six months ended June 30, 2009, total operating expenses decreased $20.4 million, or 28%, compared with the same period of 2008. This decrease enabled Symyx to reach breakeven on a non-GAAP basis at mid-year. We remain committed to delivering improvements in operating results and positive cash flow."

Revenue by Business Area (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	Change over Previous Year	2008	2009	Change over Previous Year	2008
Symyx Software	$20,775	-14%	$24,076	$42,525	-4%	$44,101
Symyx HPR	15,852	-4%	16,575	27,496	-18%	33,457
Total	$36,627	-10%	$40,651	$70,021	-10%	$77,558

Third Quarter and Full-Year 2009 Financial Outlook

For the third quarter of 2009, Symyx forecasts revenue of $33 million to $37 million and non-GAAP earnings of $0.01 loss per share to $0.03 diluted earnings per share. For full-year 2009, Symyx continues to forecast revenue of $145 million to $155 million and is raising its non-GAAP diluted earnings per share range from the previous range of $0.00-$0.10 to range of $0.08-$0.16.

Non-GAAP Information

Symyx has prepared non-GAAP data applicable to the three- and six-month periods ended June 30, 2009 and 2008 to supplement the company's results determined under U.S. generally accepted accounting principles (GAAP). The company uses non-GAAP financial measures in analyzing financial results and believes they are useful to investors in evaluating Symyx's ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events which might otherwise obscure the results of the company's core business operations when compared to historical performance. In addition, these non-GAAP financial measures enable investors to evaluate Symyx's performance under both the GAAP and non-GAAP measures the company's management and board of directors use to evaluate Symyx's performance.

Symyx's calculations of non-GAAP earnings include stock-based compensation expenses under FAS 123R, but exclude amortization of intangibles and other acquisition-related items, as well as significant non-recurring items such as impairments and restructuring expenses. Symyx calculates EBITDA by adding to operating income or loss expenses for depreciation, excluding the same items excluded from the calculation of non-GAAP earnings, and further excluding FAS 123R expenses.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and in the accompanying exhibits to, this press release. Non-GAAP amounts are not meant as a substitute for financial data determined under GAAP, but are included solely for informational purposes. Symyx's non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Symyx's non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Today’s Teleconference and Webcast

Symyx plans to hold a teleconference to discuss its second quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. To participate, please dial 800-967-7149 (U.S. and Canada) or 719-325-2409 (international). A live and archived webcast of the call will also be available on the Investors section of Symyx's website at www.symyx.com. In addition to the webcast, a phone replay will be available for two weeks after the live call by dialing 888-203-1112 (U.S. and Canada) and 719-457-0820 (international), reservation number 5364540.

About Symyx Technologies, Inc.

Symyx Technologies, Inc. enables companies in life sciences, chemicals and energy, and consumer and industrial products to transform scientific R&D and achieve extraordinary breakthroughs in productivity and return on investment. Symyx scientific information management enables scientists to design, execute, analyze, and report experimental results faster, easier, and less expensively. Symyx microscale, parallel experimentation enables a single scientist to rapidly explore a broad experimental space and develop comprehensive data sets in days -- not weeks or months. Symyx contract research delivers these advantages on a project basis and enables companies to increase R&D productivity, agility, and flexibility. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including statements about Symyx's expectations under the caption "Third Quarter and Full-Year 2009 Financial Outlook" as well as Symyx's expectations relating to adoption of its ELN platform and efforts to improve operating margins and financial results, are based upon Symyx's current expectations, and involve risks and uncertainties. Symyx's actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (1) continued material uncertainty in domestic and global economic conditions and in international financial markets have caused, and may continue to cause, customers to delay or cancel significant capital purchases (such as tools) or software investments or otherwise to reduce their business with Symyx; (2) in response to such uncertainty and economic conditions, Symyx may determine it is necessary to take additional measures to reduce its operating expenses, which may lead to restructuring charges and cash outlays; (3) failure to expeditiously execute or to obtain customer acceptances under existing contracts in order to recognize committed revenue as planned; (4) inaccurate assessment of demand for existing and new offerings or failure to close new contracts with customers as forecasted; (5) failure to transition customers to the company's Isentris platform and ELN products as quickly as estimated or to execute on software development roadmaps as planned; and (6) risks inherent in acquisitions and subsequent integration and execution efforts. These and other risk factors are discussed under "Risk Factors" in Symyx's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 8, 2009. Symyx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements, except as the law may require.

Symyx is a registered trademark of Symyx Technologies, Inc. All rights reserved.

- Financial Statements Attached –

Contact:
Rex S. Jackson
Executive Vice President and CFO
Symyx Technologies, Inc.
(408) 773-4075
ir@symyx.com

SYMYX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Service	$17,246	$20,240	$33,946	$38,755
Product	5,595	5,016	8,314	9,584
License fees, content and royalties	13,786	15,395	27,761	29,219
Total revenue	36,627	40,651	70,021	77,558
Costs:
Cost of service	6,265	5,174	12,778	9,840
Cost of products sold	3,124	2,112	4,287	4,299
Cost of license fees, content and royalties	1,469	1,315	2,750	2,918
Amortization of intangible assets arising from business combinations	1,634	1,786	3,421	3,567
Total costs of revenue	12,492	10,387	23,236	20,624
Gross profit	24,135	30,264	46,785	56,934
Operating expenses:
Research and development	13,343	19,729	26,909	40,416
Sales, general and administrative	11,373	14,288	22,470	29,521
Restructuring costs	-	-	208	-
Amortization of intangible assets arising from business combinations	1,447	1,479	2,892	2,956
Total operating expenses	26,163	35,496	52,479	72,893
Loss from operations	(2,028)	(5,232)	(5,694)	(15,959)
Interest and other income (expense), net	445	2,792	(602)	2,396
Loss before income tax benefit	(1,583)	(2,440)	(6,296)	(13,563)
Income tax benefit	345	915	1,951	5,246
Net loss	$(1,238)	$(1,525)	$(4,345)	$(8,317)
Net loss per share - basic and diluted	$(0.04)	$(0.05)	$(0.13)	$(0.25)
Shares used in computing net loss per share - basic and diluted	34,238	33,720	34,141	33,631

SELECTED  CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

	June 30, 2009	December 31, 2008
	(unaudited)	(Note 1)

Cash, cash equivalents and marketable securities	$84,932	$66,415
Accounts receivable, net	$8,575	$11,993
Goodwill and other intangible assets, net	$86,472	$93,247
Total assets	$231,281	$224,514
Deferred revenue	$50,271	$30,940
Stockholders' equity	$149,619	$152,083

Note 1: The selected consolidated balance sheet information at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

SYMYX TECHNOLOGIES, INC.
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share amounts)
(preliminary unaudited)

	Three Months Ended June 30,
	2009			2008
	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) Per Share	Operating Loss	Net Income (Loss)	Net Income (Loss) Per Share
GAAP results	$(2,028)	$(1,238)	$(0.04)	$(5,232)	$(1,525)	$(0.05)
Adjustments
Restructuring costs	-	-		-	-
Impairment of goodwill and long-lived assets	-	-		-	-
Amortization of intangible assets arising from business combinations	3,081	3,081		3,265	3,265
Valuation allowance for deferred tax assets		43			-
Tax effect of non-GAAP adjustments above		(861)			(1,202)
Non-GAAP adjustments, net of tax	3,081	2,263	0.07	3,265	2,063	0.07
Non-GAAP results	$1,053	$1,025	$0.03	$(1,967)	$538	$0.02
Shares used in computing non-GAAP diluted net income per share			34,328			33,720

	Six Months Ended June 30,
	2009			2008
	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) Per Share	Operating Loss	Net Loss	Net Loss Per Share
GAAP results	$(5,694)	$(4,345)	$(0.13)	$(15,959)	$(8,317)	$(0.25)
Adjustments
Restructuring costs	208	208		-	-
Impairment of goodwill and long-lived assets	-	-		-	-
Amortization of intangible assets arising from business combinations	6,313	6,313		6,523	6,523
Valuation allowance for deferred tax assets		403			-
Tax effect of non-GAAP adjustments above		(2,434)			(2,801)
Non-GAAP adjustments, net of tax	6,521	4,490	0.13	6,523	3,722	0.11
Non-GAAP results	$827	$145	$0.00	$(9,436)	$(4,595)	$(0.14)
Shares used in computing non-GAAP diluted net income (loss) per share			34,267			33,631

SYMYX TECHNOLOGIES, INC.
EBITDA CALCULATION
(in thousands)
(preliminary unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Operating loss	$(2,028)	$(5,232)	$(5,694)	$(15,959)
Addback:
Restructuring costs	-	-	208	-
Depreciation and amortization	1,386	2,661	2,730	5,712
Amortization of intangible assets arising from businesss combinations	3,081	3,265	6,313	6,523
FAS 123R expenses	1,191	1,016	2,071	2,161
EBITDA	$3,630	$1,710	$5,628	$(1,563)

EBITDA as a percentage of total revenue	10%	4%	8%	-2%